                                                                   EXHIBIT 4.7

                               SENIOR PREFERRED STOCK

                           REGISTRATION RIGHTS AGREEMENT

                                    dated as of

                                   June 30, 2000

                                       among

                          DECRANE AIRCRAFT HOLDINGS, INC.

                                        and

                 THE HOLDERS OF SENIOR PREFERRED STOCK PARTY HERETO


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                                 TABLE OF CONTENTS

                                 ----------------

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                                                                     PAGE

                                     ARTICLE 1

                                    DEFINITIONS

Section 1.01.    Definitions . . . . . . . . . . . . . . . . . . . . . .1

                                     ARTICLE 2

                                REGISTRATION RIGHTS

Section 2.01.    Demand Registration . . . . . . . . . . . . . . . . . .3

Section 2.02.    Incidental Registration . . . . . . . . . . . . . . . .5
Section 2.03.    Holdback Agreements . . . . . . . . . . . . . . . . . .6
Section 2.04.    Registration Procedures . . . . . . . . . . . . . . . .6
Section 2.05.    Indemnification by the Company. . . . . . . . . . . . .9
Section 2.06.    Indemnification by Participating Holders. . . . . . . 10
Section 2.07.    Conduct of Indemnification Proceedings. . . . . . . . 10
Section 2.08.    Contribution. . . . . . . . . . . . . . . . . . . . . 11
Section 2.09.    Participation in Public Offering. . . . . . . . . . . 12
Section 2.10.    Other Indemnification . . . . . . . . . . . . . . . . 12
Section 2.11.    Cooperation by the Company. . . . . . . . . . . . . . 13

                                     ARTICLE 3

                                   MISCELLANEOUS

Section 3.01.    Entire Agreement. . . . . . . . . . . . . . . . . . . 13
Section 3.02.    Binding Effect; Benefit . . . . . . . . . . . . . . . 13
Section 3.03.    Assignability . . . . . . . . . . . . . . . . . . . . 13
Section 3.04.    Amendment; Waiver; Termination. . . . . . . . . . . . 13
Section 3.05.    Notices . . . . . . . . . . . . . . . . . . . . . . . 13
Section 3.06.    Headings. . . . . . . . . . . . . . . . . . . . . . . 15
Section 3.07.    Counterparts. . . . . . . . . . . . . . . . . . . . . 15
Section 3.08.    Applicable Law. . . . . . . . . . . . . . . . . . . . 15
Section 3.09.    Specific Enforcement. . . . . . . . . . . . . . . . . 15
Section 3.10.    Consent to Jurisdiction . . . . . . . . . . . . . . . 15
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                                     -i-

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                             SENIOR PREFERRED STOCK
                         REGISTRATION RIGHTS AGREEMENT

     SENIOR PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") dated as of June 30, 2000 by and among DeCrane Aircraft Holdings, Inc., a Delaware corporation (the "COMPANY"), and the initial holders named on the signature pages hereto (the "INITIAL HOLDERS").

     This Agreement is being entered into pursuant to a Securities Purchase
Agreement (the "SECURITIES PURCHASE AGREEMENT") dated the date hereof by and among the Company, DeCrane Holdings Co. ("HOLDINGS") and the Initial Holders providing for the purchase by the Initial Holders from the Company and Holdings of 16% Senior Redeemable Exchangeable Preferred Stock of the Company (the
"SENIOR PREFERRED STOCK") and warrants to purchase common stock, par value $0.01 per share of Holdings (the "WARRANTS"). In order to induce the Initial Holders to purchase the Senior Preferred Stock and the Warrants, the Company has agreed to provide them and subsequent holders of Senior Preferred Stock with registration rights with respect to the Senior Preferred Stock as set forth in this Agreement.

     The parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     Section 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

     "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; PROVIDED that no stockholder of the Company shall be deemed an Affiliate of any other stockholder of the Company solely by reason of any investment in the Company. For the purpose of this definition, the term
"CONTROL" (including with correlative meanings, the terms "CONTROLLING", "CONTROLLED BY" and "under common control with"), when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "AFFILIATED EMPLOYEE BENEFIT TRUST" means any trust that is a successor to the assets held by a trust established under an employee benefit plan subject to ERISA or any other trust established directly or indirectly under such plan or any other such plan having the same sponsor.

     "BOARD" means the board of directors of the Company.


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                                        -2-

     "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

     "COMMON STOCK" means the common stock, par value $0.01 per share, of the Company and any stock into which such Common Stock may thereafter be converted or changed, and "COMMON SHARES" means shares of Common Stock.

     "COMPANY SECURITIES" means the Common Stock and securities convertible into or exchangeable for Common Stock, preferred stock and options, warrants or other rights to acquire Common Stock, preferred stock or any other equity security issued by the Company.

     "HOLDER" means each Person (other than the Company) who owns any Registrable Securities.

     "PERSON" means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "PUBLIC OFFERING" means any primary or secondary public offering of Registrable Securities of the Company pursuant to an effective registration statement under the Securities Act other than pursuant to a registration statement filed in connection with a transaction of the type described in Rule
145 of the Securities Act or for the purpose of issuing securities pursuant to an employee benefit plan.

     "REGISTRABLE SECURITIES" means at any time, with respect to any Holder, any Senior Preferred Stock purchased under the Securities Purchase Agreement and any securities issued or issuable in respect of such Senior Preferred Stock by way of conversion, exchange, accretion, stock dividend, split or combination, recapitalization, merger, consolidation or other reorganization or otherwise until (i) a registration statement covering such Senior Preferred Stock has been declared effective by the SEC and such Senior Preferred Stock has been disposed of pursuant to such effective registration statement, (ii) such Senior Preferred
Stock is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or (iii) such Senior Preferred Stock is otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for such Senior
Preferred Stock not bearing a restrictive legend and such Senior Preferred Stock may be resold without volume limitations without subsequent registration under the Securities Act.

     "REGISTRATION EXPENSES" means (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities registered), (iii) printing expenses, (iv) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letter requested pursuant to Section 2.04(h) hereof),
(vi) the reasonable fees and expenses of any special experts retained by the Company in connection with the applicable registration, (vii) reasonable fees and expenses of up to one counsel for the Holders participating in the offering selected by Holders holding the majority of the Senior Preferred Stock to be sold for the account of all Holders in the offering, (viii) fees and expenses in connection with any review of underwriting arrangements by the National Association of Securities Dealers, Inc. (the "NASD"), including fees and expenses of any "QUALIFIED INDEPENDENT UNDERWRITER", and (ix) fees and disbursements of underwriters customarily paid by issuers or sellers of securities; but shall not include any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or any out-of-pocket expenses (except as set forth in clause (vii) above) of the Holders (or the agents who manage their accounts) or any fees and expenses of underwriter's counsel.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SHELF REGISTRATION" means a shelf registration statement filed under Rule 415 under the Securities Act.

     "SUBSIDIARY" means, with respect to any Person, any entity of which ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

     "UNDERWRITTEN PUBLIC OFFERING" means a firmly underwritten Public Offering.

                                     ARTICLE 2


                                REGISTRATION RIGHTS

     Section 2.01. DEMAND REGISTRATION. (a) If the Company shall receive a written request by the holders of 40% of the outstanding Registrable Securities (the "REQUISITE HOLDERS") that the Company effect the registration under the Securities Act, which, at the option of the Requisite Holders, may be a Shelf Registration or an Underwritten Public Offering, of all or a portion of such Requisite Holders' Registrable Securities, and specifying the intended method of disposition thereof, then the Company shall promptly give written notice of such requested registration (a "DEMAND REGISTRATION") at least 10 days prior to the anticipated filing date of the registration statement relating to such Demand Registration to the Holders other than the Requisite Holders (the "OTHER HOLDERS") and thereupon will use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

          (i) the Registrable Securities then held by the Requisite Holders which the Company has been so requested to register by the Requisite Holders; and

          (ii) all other Registrable Securities of any Other Holder who has requested the Company to register by written request received by the Company within 5 days after the receipt by such Other Holder of such written notice given by the Company, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered; PROVIDED that, subject to Section 2.01(d) hereof, the Company shall not be obligated to effect more than two Demand Registrations for the Holders. In no event will the Company be required to effect more than one Demand Registration within any four-month period.

     (b)  Promptly after the expiration of the 5-day period referred to in
Section 2.01(a)(ii) hereof, the Company will notify all the Holders to be included in the Demand Registration of the other Holders and the number of Registrable Securities requested to be included therein. The Requisite Holders requesting a registration under this Section may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request, without liability to any of the other Holders, by providing a written notice to the Company revoking such request, in which case such request, so revoked, shall be considered a Demand Registration unless the participating Holders reimburse the Company for all costs incurred by the Company in connection with such registration or unless such revocation arose out of the fault of the Company.

     (c) The Company will pay all Registration Expenses in connection with any Demand Registration.

     (d) A registration requested pursuant to this Section shall not be deemed to have been effected unless the registration statement relating thereto (A) has become effective under the Securities Act and (B) has remained effective for a period of at least 180 days (or such shorter period in which all Registrable Securities of the Holders included in such registration have actually been sold thereunder); PROVIDED that if (i) after any registration statement requested pursuant to this Section becomes effective (x) such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court and (y) less than 75% of the Registrable Securities included in such registration statement is sold thereunder, or (ii) the Maximum Offering Size (as defined below) is reduced in accordance with Section 2.01(e) such that less than 66 2/3% of the Registrable Securities of the Holders sought to be included in such registration are included, such registration statement shall be at the sole expense of the Company and shall not be considered a Demand Registration and PROVIDED, FURTHER that, in the event of any Black Out Period (as defined), such registration statement will remain effective for a period of time equal to 180 days plus the length of such Black Out Period.

     (e) If a Demand Registration involves an Underwritten Public Offering and the managing underwriter shall advise the Company and the Selling Holders that, in its view, (i) the number and/or type of Registrable Securities requested to be included in such registration (including any securities which the Company proposes to be included which are not Registrable Securities) or (ii) the inclusion of some or all of the Registrable Securities owned by the Holders, in any such case, exceeds the largest number and/or type of securities which can be sold without having an adverse effect on such offering, including the price at which such securities can be sold (the "MAXIMUM OFFERING SIZE"), the Company will include in such registration, in the priority listed below, up to the Maximum Offering Size:

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                                        -5-


          (A) first, all Registrable Securities requested to be registered by the Holders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Holders on the basis of the relative number of shares of Registrable Securities so requested to be registered); and

          (B)  second, any securities proposed to be registered by the Company.

     (f) Notwithstanding anything to the contrary in this Section 2.01, the Company shall not be required to file, amend or supplement any registration statement, any related prospectus or any document incorporated therein by reference, for a period (a "BLACK OUT PERIOD") not to exceed, for so long as this Agreement is in effect, an aggregate of 60 days in any calendar year, in the event that (i) in the case of an amendment or supplement only, an event occurs and is continuing as a result of which such registration statement pursuant to a Demand Registration, any related prospectus or any document incorporated therein by reference as then amended or supplemented would, in the Company's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) in all cases, (A) the Company determines in its good faith judgment that the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of the Company or (B) the disclosure otherwise relates to a material business transaction which has not yet been publicly disclosed; PROVIDED that such Black Out Period shall be extended for any period, not to exceed an aggregate of 30 days in any calendar year, during which the SEC is reviewing any proposed amendment or supplement to the registration statement, any related prospectus or any document incorporated therein by reference which has been filed by the Company.

     Section 2.02. INCIDENTAL REGISTRATION. (a) If the Company proposes to register any Company Securities under the Securities Act (other than a registration of Common Shares (A) issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or (B) in connection with a direct or indirect acquisition by the Company of another company), whether or not for sale for its own account, it will each such time, subject to the provisions of Section 2.02(b), give prompt written notice at least 10 days prior to the anticipated filing date of the registration statement relating to such registration to each Holder, which notice shall set forth such Holder's rights under this Section 2.02 and shall offer such Holders the opportunity to include in such registration statement such number of Registrable Securities as each such Holder may request (an "INCIDENTAL REGISTRATION"). Upon the written request of any such Holder made within 5 days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by such Holders, to the extent required to permit the disposition of the Registrable Securities so to be registered; PROVIDED that (1) if such registration involves an Underwritten Public Offering, all such Holders requesting to be included in the Company's registration must sell their Registrable Securities to the underwriters selected as provided in Section 2.04(f) on the same terms and conditions as apply to the Company and (2) if, at any time after giving written notice of its intention to register any stock pursuant to this Section 2.02(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give written notice to all such Holders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (without prejudice, however, to the rights of any Holder under Section 2.01). No registration effected under this
Section 2.02 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 2.01. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.02.

     (b) If a registration pursuant to this Section 2.02 involves an Underwritten Public Offering (other than in the case of an Underwritten Public Offering requested by a Holder in a Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in
Section 2.01(e) shall apply) and the managing underwriter advises the Company that, in its view, the number and/or type of shares of Registrable Securities which the Company and the Holders intend to include in such registration exceeds the Maximum Offering Size, the Company will include in such registration, in the priority listed below, up to the Maximum Offering Size:

          (i) first, so much of the securities proposed to be registered for the account of the Company as would not cause the offering to exceed the Maximum Offering Size; and

          (ii) second, all Registrable Securities requested to be included in such registration pursuant to Section 2.02 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Holders on the basis of the relative number of shares of Registrable Securities requested to be so included).

     Section 2.03. HOLDBACK AGREEMENTS. If any registration of Registrable Securities shall be in connection with an Underwritten Public Offering, each Holder agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144, or any successor provision, under the Securities Act, of any Registrable Securities (in each case, other than as part of such Underwritten Public Offering) during the 14 days prior to the effective date of such registration statement (except as part of such registration) or during the period after such effective date equal to the lesser of (i) such period of time as agreed between such managing underwriter and the Company and (ii) 180 days (such lesser period, the "APPLICABLE HOLDBACK PERIOD").

     Section 2.04. REGISTRATION PROCEDURES. Whenever Holders request that any Registrable Securities be registered pursuant to Section 2.01 or 2.02, the Company will, subject to the provisions of such Sections, use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

          (a) The Company will as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days.

          (b) The Company will, if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Holder holding Registrable Securities covered by such registration statement and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company will furnish to such Holder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder.

          (c) After the filing of the registration statement, the Company will promptly notify each Holder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

          (d) The Company will use its best efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as any Holder holding such Registrable Securities reasonably (in light of such Holder's intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition of the Registrable Securities owned by such Holder; PROVIDED that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

          (e) The Company will immediately notify each Holder holding such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Holder any such supplement or amendment.

          (f) (i) The Requisite Holders will have the right, in their sole discretion, to select an underwriter or underwriters in connection with any Public Offering resulting from the exercise by any such Requisite Holders of a Demand Registration, which underwriter or underwriters may include any Affiliate of any Holder and (ii) the Company will select an underwriter or underwriters in connection with any other Public Offering. In connection with any Public Offering, the Company will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of Registrable Securities in any such Public Offering, including the engagement of a "qualified independent underwriter" in connection with the qualification of the underwriting arrangements with the NASD.

          (g) Upon the execution of confidentiality agreements in form and substance satisfactory to the Company, the Company will make available for inspection by any Holder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 2.04 and any attorney, accountant or other professional retained by any such Holder or underwriter (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless
     (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the Company Securities or its Affiliates unless and until such is made generally available to the public. Each Holder further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

          (h) The Company will furnish to each such Holder and to each such underwriter, if any, a signed counterpart, addressed to such underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as a majority of such Holders or the managing underwriter therefor reasonably requests.

          (i) The Company will otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its stockholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

     The Company may require each such Holder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

     Each such Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.04(e), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.04(e), and, if so directed by the Company, such Holder will deliver to the Company all copies, other than any permanent file copies then in such Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2.04(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.04(e) to the date when the Company shall make available to such Holder a prospectus supplemented or amended to conform with the requirements of Section 2.04(e).

     Each Holder agrees that, upon receipt of the notice from the Company of the commencement of a Black Out Period (in each case, a "BLACK OUT NOTICE"), such Person will forthwith discontinue disposition of Registrable Securities pursuant to the applicable registration statement until such Person is advised in writing by the Company of the termination of the Black Out Period. Each Person receiving a Black Out Notice hereby agrees that it will either (i) destroy any prospectuses, other than permanent file copies, then in such Person's possession which have been replaced by the Company with more recently dated prospectuses or
(ii) deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Person's possession of the prospectus covering such Registrable Securities that was current at the time of receipt of the Black Out Notice.

     Section 2.05. INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless each Holder holding Registrable Securities covered by a registration statement, its officers, directors and agents, and each person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by such Holder or on such Holder's behalf expressly for use therein; PROVIDED that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus (or, in the case of a prospectus, the prospectus as amended or supplemented) was not sent or given to the person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such person if it is determined that the Company has provided such prospectus and it was the responsibility of such Holder to provide such person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Holders provided in this Section 2.05.

     Section 2.06. INDEMNIFICATION BY PARTICIPATING HOLDERS. Each Holder holding Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Holder, but only (i) with respect to information furnished in writing by such Holder or on such Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus or (ii) to the extent that any loss, claim, damage, liability or expense described in Section 2.05 results from the fact that a current copy of the prospectus (or, in the case of a prospectus, the prospectus as amended or supplemented) was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that it was the responsibility of such Holder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. Each such Holder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of the Company provided in this
Section 2.06. As a condition to including Registrable Securities in any registration statement filed in accordance with Article 2 hereof, the Company may require that it shall have received an undertaking reasonably satisfactory to it from anyunderwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities.

     Section 2.07. CONDUCT OF INDEMNIFICATION PROCEEDINGS. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 2, such Person (an "INDEMNIFIED PARTY") shall promptly notify the Person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; PROVIDED that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No
Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified
Party, unless such settlement includes an unconditional release of such Indemnifid Party from all liability arising out of such proceeding.

     Section 2.08.  CONTRIBUTION.  If the indemnification provided for in this
Article 2 is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Company and the Holders holding Registrable Securities covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Holders on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Holders on the one hand and of such underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each such Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and such Holders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Holders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and such Holders on the one hand and of such underwriterson the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Holders or by such underwriters. The relative fault of the Company on the one hand and of each such Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.08 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.
The amount
paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.08, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Holder were offered to the public exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each such Holder's obligation to contribute pursuant to this Section 2.08 is several in the proportion that the proceeds of the offering received by such Holder bears to the total proceeds of the offering received by all such Holders and not joint.

     Section 2.09. PARTICIPATION IN PUBLIC OFFERING. No Person may participate in any Public Offering hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and
(b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

     Section 2.10. OTHER INDEMNIFICATION. Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Holder participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

     Section 2.11. COOPERATION BY THE COMPANY. In the event any Holder shall transfer any Registrable Securities pursuant to Rule 144A under the Securities Act, the Company shall cooperate, to the extent commercially reasonable, with such Holder and shall provide to such Holder such information as such Holder shall reasonably request.

                                     ARTICLE 3


                                   MISCELLANEOUS

     Section 3.01. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

     Section 3.02. BINDING EFFECT; BENEFIT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, shall confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     Section 3.03. ASSIGNABILITY. This Agreement shall not be assignable by any party hereto, except that any Person acquiring Registrable Securities who executes and delivers to the Company an agreement to be bound by this Agreement and shall thenceforth be a "HOLDER". Any Holder who ceases to own beneficially any Senior Preferred Stock shall cease to be bound by the terms hereof (other than the provisions of Sections 2.05, 2.06, 2.07, 2.08, and 2.10 applicable to such Holder with respect to any offering of Registrable Securities completed before the date such Holder ceased to own any Registrable Securities).

     Section 3.04. AMENDMENT; WAIVER; TERMINATION. No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the Company with the approval of the Board and Holders holding at least 75% of the outstanding Registrable Securities.

     Section 3.05. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmissions and shall be given,

     if to the Company, to:

          DeCrane Aircraft Holdings, Inc.
          2361 Rosecrans Avenue
          Suite 180
          El Segundo, California 90245
          Attention:  R. Jack DeCrane
          Fax:  (310) 643-0746

     with a copy to:

          Morgan, Lewis & Bockius LLP
          300 South Grand Avenue
          Twenty-Second Floor
          Los Angeles, California 90071
          Attention:  Peter Wallace, Esq.
          Fax:  (213) 612-2554

     if to any Initial Holder, to:

          DLJ Investment Partners II, Inc.
          277 Park Avenue

          New York, New York 10172
          Attention:  Michelle Bergman
          Fax:  (212) 892-7272

     with a copy to:

          Cahill Gordon & Reindel
          80 Pine Street
          New York, New York  10005
          Attention:  John Schuster, Esq.
          Fax:  (212) 269-5420

     All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified mail, return receipt requested, posted within one Business Day, or by personal delivery, whether courier or otherwise, made within two Business Days after the date of such facsimile transmission.

     Any Person who becomes a Holder shall provide its address and fax number to the Company, which shall promptly provide such information to each other Holder.

     Section 3.06. HEADINGS. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

     Section 3.07. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     Section 3.08. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SUCH STATE.

     Section 3.09. SPECIFIC ENFORCEMENT. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies which may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

     Section 3.10. CONSENT TO JURISDICTION. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any other New York State court sitting in New York City, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 3.05 shall be deemed effective service of process on such party.

                              [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   DECRANE AIRCRAFT HOLDINGS, INC.

                                   By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                   DLJ INVESTMENT PARTNERS II, L.P.

                                   By:  DLJ INVESTMENT PARTNERS II, INC., as
                                        managing general partner

                                   By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                   DLJ INVESTMENT PARTNERS, L.P.

                                   By: DLJ INVESTMENT PARTNERS, INC. as,
                                        managing general partner

                                   By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                   DLJ INVESTMENT FUNDING II, INC.

                                   By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                   DLJ ESC II, L.P.

                                   By: DLJ LBO PLANS MANAGEMENT CORPORATION, as managing general partner

                                   By:
                                        ---------------------------------
                                        Name:
                                        Title: